     As filed with the Securities Exchange Commission on January 2, 1996
                                                Registration No. 33-__________

==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ________________

                               DTE ENERGY COMPANY
               (Exact name of issuer as specified in its charter)

            Michigan                                 38-3217752
    (State of Incorporation)              (IRS Employer Identification No.)

                 2000 2nd Avenue, Detroit, Michigan 48226-1279
              (Address of principal executive offices) (Zip Code)

                               _________________

                   DETROIT EDISON SAVINGS & INVESTMENT PLANS
                           (Full title of the plans)

             Susan M. Beale, Vice President and Corporate Secretary
                               DTE Energy Company
                 2000 2nd Avenue, Detroit, Michigan 48226-1279

                    (Name and address of agent for service)

          Telephone number, including area code, of agent for service
                                  313-235-4000




                        CALCULATION OF REGISTRATION FEE

                                                          Proposed
                 Title of                                 Maximum
                 Securities         Amount                Aggregate         Amount of
                  to be              to be                Offering         Registration
                 Registered         Registered (1)        Price (2)         Fee (3)
-------------------------------------------------------------------------------------------
Common Stock (without par value)    10,000,000 shares      $345,000,000     $118,965.51

Interests in Plans...............   Indeterminate

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, based upon the average of the high and low sales price of a share of The Detroit Edison Company's Common Stock (for which DTE Common Stock was exchanged on a share-for-share basis on January 1, 1996) on the New York Stock Exchange, Inc. composite tape on December 28, 1995. The registration fee has been calculated based upon the formula of 1/29 of 1% of proposed offering price. If a formula of 1/50 of 1% of proposed offering price is utilized, the registration fee would be $69,000.

(3) Pursuant to Rule 457(h)(2) a separate fee is not required for interests in the Plans.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 - Incorporation of Documents by Reference.

         Registrant ("DTE Energy") and the Plans hereby incorporate by reference in this Registration Statement:

         (a) The Detroit Edison Company's Annual Report on Form 10-K for the year ended December 31, 1994;

         (b) The Detroit Edison Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

         (c) The Detroit Edison Company's Current Reports on Form 8-K dated January 27, 1995, March 1, 1995 and January 1, 1996;

         (d) Annual Report on Form 11-K for the year ended December 31, 1994 for Detroit Edison Savings & Investment Plan;

         (e) Annual Report on Form 11-K for the year ended December 31, 1994 for Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America;

         (f) Annual Report on Form 11-K for the year ended December 31, 1994 for Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers;

         (g) The description of Common Stock contained in DTE Energy's Registration Statement on Form 8-B, dated January 2, 1996.

         All reports and other documents filed by DTE Energy or The Detroit Edison Company pursuant to Sections 13(a), 13(c), 14, 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities remaining unsold under this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from their respective dates of filing.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5 - INTEREST OF NAMED EXPERTS AND COUNSEL

         Christopher C. Nern, Vice President and General Counsel of Registrant, is Vice President and General Counsel and an employee of The Detroit Edison Company. Mr. Nern is a participant in the Detroit Edison Savings & Investment Plan.

ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 (a) Indemnification. Pursuant to Article VI of DTE Energy's Amended and Restated Articles of Incorporation, the directors of DTE Energy will not be personally liable to either DTE Energy or its shareholders in the performance of their duties to the full extent permitted by law.

Article VII of DTE Energy's Amended and Restated Articles of Incorporation provides that each person who is or was or had agreed to become a director or officer of DTE Energy, or such person who is or was serving or who has agreed to serve at the request of the Board of Directors as an employee or agent of DTE Energy or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including the heirs, executors, administrators, or estate of such person), shall be indemnified by DTE Energy to the full extent permitted by the Michigan Business Corporation Act or any other applicable laws as currently or hereafter in effect. In addition, pursuant to the authority granted by Article VII of the Amended and Restated Articles of Incorporation, DTE Energy has entered into indemnification agreements with its officers and directors which provide for indemnification to the maximum extent permitted by law. These agreements set forth certain procedures for the advancement by DTE Energy of certain expenses to the indemnitees.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling DTE Energy pursuant to the foregoing provisions, DTE Energy has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 (b) Insurance. With respect to indemnification liability, DTE Energy and its directors and officers in their capacities as such are insured against liability for alleged wrongful acts to the extent defined under three insurance policies providing aggregate coverage in the amount of $85 million.

ITEM 8 - Exhibits
         Exhibits filed herewith:

EXHIBIT NO.

4-2      The Detroit Edison Savings & Investment Plan dated as of March 1, 1995
4-3 First Amendment, effective as of January 1, 1996, to The Detroit Edison Savings & Investment Plan
4-4 Second Amendment, effective as of January 1, 1996, to The Detroit Edison Savings & Investment Plan
4-5 The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America ("Local 223"), dated as of March 1, 1995
4-6      First Amendment, effective as of January 1, 1996 to Local 223 Plan
4-7      Second Amendment, dated as of January 1, 1996, to Local 223 Plan
4-8 The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers ("Local 17"), dated as of March 1, 1995
4-9      First Amendment, effective as of Janary 1, 1996, to Local 17 Plan
4-10 First Amendment, effective as of February 1, 1995, to Master Trust Agreement, dated as of June 30, 1994, between The Detroit Edison Company and Fidelity Management Trust Company relating to the Detroit Edison Savings & Investment Plans ("Master Trust")
4-11     Second Amendment, effective as of February 1, 1995, to Master Trust
4-12     Third Amendment, effective January 1, 1996, to the Master Trust
4-13     First Amendment, dated as of December 12, 1995, to Third Supplemental
         Note Indenture, dated as of August 15, 1994
5-4 Opinion and Consent of Christopher C. Nern, Esq., Vice President and General Counsel of DTE Energy Company
15-3     Awareness Letter of Deloitte & Touche LLP
23-5     Consent of Price Waterhouse LLP
23-6     Consent of Deloitte & Touche LLP

(b)      Exhibits incorporated herein by reference:

EXHIBIT NO.

4(a)     Amended and Restated Articles of Incorporation of DTE Energy
         Company (Exhibit 3A(3.1) Form 8-B of DTE Energy, dated January 2, 1996)

4(b) Amended and Restated Bylaws of DTE Energy (Exhibit 3B(3.2) to Form 8-B of DTE Energy, dated January 2, 1996)

4(c) Restated Articles of Incorporation, as amended, of Detroit Edison (incorporated by reference to Exhibit 4-117 to the Form 10-Q of Detroit Edison for the fiscal quarter ended March 31, 1993)

4(d) Certificate containing resolution of the Board of Directors of Detroit Edison establishing the Cumulative Preferred Stock, 7.75% Series (incroporated by reference to Exhibit 4-134 of the Form 10-Q of Detroit Edison for the quarter ended March 31, 1993)

4(e) Certificate containing resolutionof the Board of Directors establishing the Cumulative Preferred Stock, 7.74% Series (incorporated by reference to Exhibit 4-140 of the Form 10-Q of Detroit Edison for the quarter ended March 31, 1993)

4(f) By-laws of The Detroit Edison Company as amended November 25, 1991 (Exhibit 4-118 to Detroit Edison's Form 10-K for year ended December 31, 1991)

4(g) Collateral Trust Indenture (notes), dated as of June 30, 1993 between The Detroit Edison Company and Bankers Trust Company
                 (Exhibit 4-152 to Registration Statement No. 33-50325)

4(h)     First Supplemental Note Indenture, dated as of June 30, 1993
                 (Exhibit 4-153 to Registration No. 33-50325)

4(i)     Second Supplemental Note Indenture, dated as of September 15, 1993
                 (Exhibit 4-159 to The Detroit Edison Company's Form 10-Q for quarter ended September 30, 1993)

4(j)     Third Supplemental Note Indenture, dated as of August 15, 1994
                 (Exhibit 4-169 to The Detroit Edison Company's Form 10-Q for quarter ended September 30, 1994)

4(k)     Fourth Supplemental Note Indenture, dated as of August 15, 1995
                 (Exhibit 4-175 to The Detroit Edison Company's Form 10-Q for the quarter ended September 30, 1995)

4(l) Mortgage and Deed of Trust, dated as of October 1, 1924, between The Detroit Edison Company (File No. 1-2198) and Bankers Trust Company as Trustee (Exhibit B-1 to Registration No. 22-1630 and indentures supplemental thereto, dated as of dates indicated below, and filed as exhibits to The Detroit Edison Company's filings as set forth below:


         September 1, 1947     Exhibit B-20 to Registration No. 2-7136
         October 1, 1968       Exhibit 2-B-33 to Registration No. 2-30096
         November 15, 1971     Exhibit 2-B-38 to Registration No. 2-42160
         January 15, 1973      Exhibit 2-B-39 to Registration No. 2-46595
         June 1, 1978          Exhibit 2-B-51 to Registration No. 61643
         June 30, 1982         Exhibit 4-30 to Registration No. 2-78941
         August 15, 1982       Exhibit 4-32 to Registration No. 2-79674
         October 15, 1985      Exhibit 4-170 to Form 10-K for December 31, 1994
         November 30, 1987     Exhibit 4-139 to Form 10-K for December 31, 1992
         July 15, 1989         Exhibit 4-171 to Form 10-K for December 31, 1994
         December 1, 1989      Exhibit 4-172 to Form 10-K for December 31, 1994
         February 15, 1990     Exhibit 4-173 to Form 10-K for December 31, 1994
         November 1, 1990      Exhibit 4-110 to Form 10-K for December 31, 1990


         April 1, 1991         Exhibit 4-111 to Form 10-Q for March 31, 1991
         May 1, 1991           Exhibit 4-112 to Form 10-Q for June 30, 1991
         May 15, 1991          Exhibit 4-113 to Form 10-Q for June 30, 1991
         September 1, 1991     Exhibit 4-116 to Form 10-Q for September 30, 1991
         November 1, 1991      Exhibit 4-119 to Form 10-K for December 31, 1991
         January 15, 1992      Exhibit 4-120 to Form 10-K for December 31, 1991
         February 29, 1992     Exhibit 4-121 to Form 10-Q for March 31, 1992
         April 15, 1992        Exhibit 4-122 to Form 10-Q for June 30, 1992
         July 15, 1992         Exhibit 4-123 to Form 10-Q for September 30, 1992
         July 31, 1992         Exhibit 4-124 to Form 10-Q for September 30, 1992
         November 30, 1992     Exhibit 4-130 to Registration No. 33-5496
         January 1, 1993       Exhibit 4-131 to Registration No. 33-56496
         March 1, 1993         Exhibit 4-141 to Form 10-Q for March 31, 1993
         March 15, 1993        Exhibit 4-142 to Form 10-Q for March 31, 1993
         April 1, 1993         Exhibit 4-143 to Form 10-Q for March 31, 1993
         April 26, 1993        Exhibit 4-144 to Form 10-Q for March 31, 1993
         May 31, 1993          Exhibit 4-148 to Registration No. 33-64296
         June 30, 1993         Exhibit 4-149 to Form 10-Q for June 30, 1993
                                  (1993 Series AP)
         June 30, 1993         Exhibit 4-150 to Form 10-Q for June 30, 1993
                                  (1993 Series H)
         September 15, 1993    Exhibit 4-158 to Form 10-Q for September 30, 1993
         March 1, 1994         Exhibit 4-163 to Registration No. 33-53207
         June 15, 1994         Exhibit 4-166 to Form 10-Q for June 30, 1994
         August 15, 1994       Exhibit 4-168 to Form 10-Q for September 30, 1994
         December 1, 1994      Exhibit 4-169 to Form 10-K for December 31, 1994
         August 1, 1995        Exhibit 4-174 to Form 10-Q for September 30, 1995

4(m) Master Trust Agreement, dated as of June 30, 1994, between The Detroit Edison Company and Fidelity Management Trust Company relating to the Detroit Edison Savings & Investment Plans (Exhibit 4-167 to The Detroit Edison Company's Form 10-Q for Quarter ended June 30, 1994).


ITEM 9.  Undertakings

The registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement which includes any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that it incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Detroit, State of Michigan, on the 2nd day of January, 1996.


                                        The Detroit Edison Company

                                        By    /s/ John E. Lobbia
                                          ------------------------------
                                        (John E. Lobbia,
                                        Chairman of the Board and
                                        Chief Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                  Title                                     Date
                 ---------                                  -----                                     ----
Principal Executive Officer:

         /s/     John E. Lobbia                    Chairman of the Board and                  January  2, 1996
-------------------------------------------          Chief Executive Officer
                 (John E. Lobbia)


Principal Operating Officer:

         /s/     Anthony F. Earley, Jr.            President, Chief Operating                 January  2, 1996
-------------------------------------------          Officer and Director
                 (Anthony F. Earley, Jr.)


Principal Financial Officer:

         /s/     Larry G. Garberding               Executive Vice President,                  January  2, 1996
-------------------------------------------          Chief Financial Officer and
                 (Larry G. Garberding)               Director


Principal Accounting Officer:

         /s/     Ronald W. Gresens                 Vice President and                         January  2, 1996
-------------------------------------------          Controller
                 (Ronald W. Gresens)

                 Signature                                  Title                                     Date
                 ---------                                  -----                                     ----

         /s/     Terence E. Adderley                     Director                                January  2, 1996
-------------------------------------------
                 (Terence E. Adderley)


         /s/     Lillian Bauder                          Director                                January  2, 1996
-------------------------------------------
                 (Lillian Bauder)


         /s/     David Bing                              Director                                January  2, 1996
-------------------------------------------
                 (David Bing)


         /s/     Allan D. Gilmour                        Director                                January  2, 1996
-------------------------------------------
                 (Allan D. Gilmour)


         /s/     Theodore S. Leipprandt                  Director                                January  2, 1996
-------------------------------------------
                 (Theodore S. Leipprandt)


         /s/     Patricia S. Longe                       Director                                January  2, 1996
-------------------------------------------
                 (Patricia S. Longe)


         /s/     Eugene A. Miller                        Director                                January  2, 1996
-------------------------------------------
                 (Eugene A. Miller)


         /s/     Dean E. Richardson                      Director                                January  2, 1996
-------------------------------------------
                 (Dean E. Richardson)


         /s/     Alan E. Schwartz                        Director                                January  2, 1996
-------------------------------------------
                 (Alan E. Schwartz)


         /s/     William Wegner                          Director                                January  2, 1996
-------------------------------------------
                 (William Wegner)



         The Plans.       Pursuant to the requirements of the Securities Act of
1933, the Detroit Edison Savings & Investment Plans have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 2nd day of January, 1996.


                                           The Detroit Edison
                                             Savings & Investment Plans

                                           By Dennis P. McCafferty
                                             ---------------------------------
                                        (Dennis P. McCafferty, Chairman of the
                                           Savings & Investment Plan Committee)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated:

                 Signature                         Title                             Date
                 ---------                         -----                             ----
   A. W. Anning                                    Member                    January  2, 1996
----------------------------------
         (Allen W. Anning)



   Sandra J. Miller                                Member                    January  2, 1996
----------------------------------
        (Sandra J. Miller)


                                 EXHIBIT INDEX



EXHIBIT NO.

4-2      The Detroit Edison Savings & Investment Plan dated as of March 1, 1995
4-3 First Amendment, effective as of January 1, 1996, to The Detroit Edison Savings & Investment Plan
4-4 Second Amendment, effective as of January 1, 1996, to The Detroit Edison Savings & Investment Plan
4-5 The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America ("Local 223"), dated as of March 1, 1995
4-6      First Amendment, effective as of January 1, 1996 to Local 223 Plan
4-7      Second Amendment, dated as of January 1, 1996, to Local 223 Plan
4-8 The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers ("Local 17"), dated as of March 1, 1995
4-9      First Amendment, effective as of Janary 1, 1996, to Local 17 Plan
4-10 First Amendment, effective as of February 1, 1995, to Master Trust Agreement, dated as of June 30, 1994, between The Detroit Edison Company and Fidelity Management Trust Company relating to the Detroit Edison Savings & Investment Plans ("Master Trust")
4-11     Second Amendment, effective as of February 1, 1995, to Master Trust
4-12     Third Amendment, effective January 1, 1996, to the Master Trust
4-13     First Amendment, dated as of December 12, 1995, to Third Supplemental
         Note Indenture, dated as of August 15, 1994
5-4 Opinion and Consent of Christopher C. Nern, Esq., Vice President and General Counsel of DTE Energy Company
15-3     Awareness Letter of Deloitte & Touche LLP
23-5     Consent of Price Waterhouse LLP
23-6     Consent of Deloitte & Touche LLP

(b)      Exhibits incorporated herein by reference:



                                                                                         See Page Nos. ___
                                                                                   through ___ for location
                                                                                    of exhibits incorporated
EXHIBIT NO.                                                                                by reference
-----------                                                                        -------------------------
4(a)     Amended and Restated Articles of Incorporation of DTE Energy
         Company (Exhibit 3A(3.1) Form 8-B of DTE Energy, dated January 2, 1996)

4(b) Amended and Restated Bylaws of DTE Energy (Exhibit 3B(3.2) to Form 8-B of DTE Energy, dated January 2, 1996)

4(c)     Restated Articles of Incorporation, as amended, of Detroit Edison
         (incorporated by reference to Exhibit 4-117 to the Form 10-Q of Detroit Edison for the fiscal quarter ended March 31, 1993)

4(d)     Certificate containing resolution of the Board of Directors of Detroit
         Edison establishing the Cumulative Preferred Stock, 7.75% Series
         (incroporated by reference to Exhibit 4-134 of the Form 10-Q of Detroit Edison for the quarter ended March 31, 1993)

4(e) Certificate containing resolutionof the Board of Directors establishing the Cumulative Preferred Stock, 7.74% Series
         (incorporated by reference to Exhibit 4-140 of the Form 10-Q of Detroit Edison for the quarter ended March 31, 1993)

4(f)     By-laws of The Detroit Edison Company as amended November 25, 1991
         (Exhibit 4-118 to Detroit Edison's Form 10-K for year ended December
         31, 1991)

4(g)     Collateral Trust Indenture (notes), dated as of June 30, 1993 between
         The Detroit Edison Company and Bankers Trust Company
                 (Exhibit 4-152 to Registration Statement No. 33-50325)

4(h)     First Supplemental Note Indenture, dated as of June 30, 1993
                 (Exhibit 4-153 to Registration No. 33-50325)

4(i)     Second Supplemental Note Indenture, dated as of September 15, 1993
                 (Exhibit 4-159 to The Detroit Edison Company's Form 10-Q
                 for quarter ended September 30, 1993)

4(j)     Third Supplemental Note Indenture, dated as of August 15, 1994
                 (Exhibit 4-169 to The Detroit Edison Company's Form 10-Q for
                 quarter ended September 30, 1994)

4(k)     Fourth Supplemental Note Indenture, dated as of August 15, 1995
                 (Exhibit 4-175 to The Detroit Edison Company's Form 10-Q
                 for the quarter ended September 30, 1995)

4(l)     Mortgage and Deed of Trust, dated as of October 1, 1924, between
         The Detroit Edison Company (File No. 1-2198) and Bankers Trust
         Company as Trustee (Exhibit B-1 to Registration No. 22-1630 and indentures supplemental thereto, dated as of dates indicated below, and filed as exhibits to The Detroit Edison Company's filings as set forth below:



         September 1, 1947     Exhibit B-20 to Registration No. 2-7136
         October 1, 1968       Exhibit 2-B-33 to Registration No. 2-30096
         November 15, 1971     Exhibit 2-B-38 to Registration No. 2-42160
         January 15, 1973      Exhibit 2-B-39 to Registration No. 2-46595
         June 1, 1978          Exhibit 2-B-51 to Registration No. 61643
         June 30, 1982         Exhibit 4-30 to Registration No. 2-78941
         August 15, 1982       Exhibit 4-32 to Registration No. 2-79674
         October 15, 1985      Exhibit 4-170 to Form 10-K for December 31, 1994
         November 30, 1987     Exhibit 4-139 to Form 10-K for December 31, 1992
         July 15, 1989         Exhibit 4-171 to Form 10-K for December 31, 1994
         December 1, 1989      Exhibit 4-172 to Form 10-K for December 31, 1994
         February 15, 1990     Exhibit 4-173 to Form 10-K for December 31, 1994
         November 1, 1990      Exhibit 4-110 to Form 10-K for December 31, 1990
         April 1, 1991         Exhibit 4-111 to Form 10-Q for March 31, 1991
         May 1, 1991           Exhibit 4-112 to Form 10-Q for June 30, 1991
         May 15, 1991          Exhibit 4-113 to Form 10-Q for June 30, 1991
         September 1, 1991     Exhibit 4-116 to Form 10-Q for September 30, 1991
         November 1, 1991      Exhibit 4-119 to Form 10-K for December 31, 1991
         January 15, 1992      Exhibit 4-120 to Form 10-K for December 31, 1991
         February 29, 1992     Exhibit 4-121 to Form 10-Q for March 31, 1992
         April 15, 1992        Exhibit 4-122 to Form 10-Q for June 30, 1992
         July 15, 1992         Exhibit 4-123 to Form 10-Q for September 30, 1992
         July 31, 1992         Exhibit 4-124 to Form 10-Q for September 30, 1992
         November 30, 1992     Exhibit 4-130 to Registration No. 33-5496
         January 1, 1993       Exhibit 4-131 to Registration No. 33-56496
         March 1, 1993         Exhibit 4-141 to Form 10-Q for March 31, 1993
         March 15, 1993        Exhibit 4-142 to Form 10-Q for March 31, 1993
         April 1, 1993         Exhibit 4-143 to Form 10-Q for March 31, 1993
         April 26, 1993        Exhibit 4-144 to Form 10-Q for March 31, 1993
         May 31, 1993          Exhibit 4-148 to Registration No. 33-64296
         June 30, 1993         Exhibit 4-149 to Form 10-Q for June 30, 1993
                                  (1993 Series AP)
         June 30, 1993         Exhibit 4-150 to Form 10-Q for June 30, 1993
                                  (1993 Series H)
         September 15, 1993    Exhibit 4-158 to Form 10-Q for September 30, 1993
         March 1, 1994         Exhibit 4-163 to Registration No. 33-53207
         June 15, 1994         Exhibit 4-166 to Form 10-Q for June 30, 1994
         August 15, 1994       Exhibit 4-168 to Form 10-Q for September 30, 1994
         December 1, 1994      Exhibit 4-169 to Form 10-K for December 31, 1994
         August 1, 1995        Exhibit 4-174 to Form 10-Q for September 30, 1995

4(m) Master Trust Agreement, dated as of June 30, 1994, between The Detroit Edison Company and Fidelity Management Trust Company relating to the Detroit Edison Savings & Investment Plans (Exhibit 4-167 to The Detroit Edison Company's Form 10-Q for Quarter ended June 30, 1994).